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                                  June 2, 2004




Schroder Capital Funds (Delaware)
875 Third Avenue
New York City, New York  10022

     Re: Schroder Capital Funds (Delaware)
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Ladies and Gentlemen:

     We have acted as special Delaware counsel to Schroder Capital Funds (Delaware), a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the issuance of Shares of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated as of September 6, 1995, as amended and restated on February 5, 2002 (as so amended and restated, the "Governing Instrument").

     We understand that, pursuant to an Agreement and Plan of Reorganization (the "Plan") to be entered into by Schroder Investment Management North America, Inc., Schroder Series Trust, a Massachusetts business trust, on behalf of its Schroder Small Capitalization Value Fund series (the "Small Capitalization Value Fund"), and the Trust on behalf of its Schroder U.S. Opportunities Fund series (the "Opportunities Fund"), and subject to the conditions set forth therein, Shares of the Opportunities Fund will be distributed to shareholders of the Small Capitalization Value Fund in liquidation of the Small Capitalization Value Fund. The Shares of the Opportunities Fund to be issued pursuant to the Plan are referred to herein as the "Opportunities Fund Shares."

     In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of Delaware (the "State Office") on January 9, 1996; the Trust Instrument of the Trust dated as of September 6, 1995, as amended on September 17, 1996, and as restated on March 13, 1998 (as heretofore in effect from time to time, the "Original Governing Instrument"); the Governing Instrument; the Plan; the Minutes of the Meeting of the Board of Directors/Trustees of the Trust dated as of September 13, 1995; the Written Consent of the Trustees of the Trust dated as of October 8, 2001; draft Minutes of the Meeting of the Trustees of the Trust held on May 11, 2004 (the "Draft Minutes"); the By-laws of the Trust dated as of

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Schroder Capital Funds (Delaware)
June 2, 2004
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September 8, 1995, as amended as of October 8, 2001, and as amended and restated
as of December 9, 2003 (the "By-laws" and, together with the Governing Instrument, the Plan and all of the foregoing actions by the Trustees of the Trust, the "Governing Documents"); the Trust's Notification of Registration
Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form
N-8A as filed with the Securities and Exchange Commission on January 8, 1996;
and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced resolutions, instruments, certificates and other documents, including, without limitation, the Plan and the Draft Minutes, and of all documents contemplated by the Governing Documents to be executed by investors acquiring Shares; (iii) the transfer of the assets of the Small Capitalization Value Fund to the Opportunities Fund, the satisfaction of all conditions precedent to the issuance of the Opportunties Fund Shares pursuant to the Plan and compliance with the other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and classes thereof and the rights and preferences attributable thereto as contemplated by the Original Governing Instrument or Governing Instrument, as applicable, including the establishment of the Opportunities Fund as a Series of the Trust; (iv) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (v) that no event has occurred or, prior to the issuance of the Opportunities Fund Shares pursuant to the Plan, will occur that would cause a termination or reorganization of the Trust or the Opportunities Fund under Section 2.06, Section 11.04 or Section 11.05 of the Original Governing Instrument or the Governing Instrument, as applicable; (vi) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"); and (viii) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we have not participated in the preparation of any offering documentation relating to the Trust or the Shares and we assume no responsibility for their contents. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

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Schroder Capital Funds (Delaware)
June 2, 2004
Page 3

     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

     1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

     2. The Opportunities Fund Shares to be issued pursuant to the Plan will, upon issuance, constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

     We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Trust's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about the date hereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exists on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                       Sincerely,

                                       MORRIS, NICHOLS, ARSHT & TUNNELL

                                       /s/ LOUIS G. HERING

                                       Louis G. Hering